Calculation of Filing Fee Tables
F-3
SFL Corp Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common shares, par value $0.01 per share	457(r)	10,000,000	$ 8.14	$ 81,400,000.00	0.0001381	$ 11,241.34
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 81,400,000.00		$ 11,241.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 9,595.00
			Net Fee Due:						$ 1,646.34
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (2) Calculated in accordance with Rule 457(r) under the Securities Act and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sale prices of the common stock on November 19, 2025 as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	SFL Corp Ltd.	F-3	333-264330	04/15/2022		$ 9,595.00	Equity	Common shares, par value $.01 per share	10,000,000	$ 103,500,000.00
Fee Offset Sources		SFL Corp Ltd.	F-3	333-264330		04/15/2022						$ 9,595.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	SFL Corporation Ltd. previously paid an aggregate registration fee of $9,595 in connection with the Registration Statement on Form F-3ASR (Registration Statement No. 333-264330), filed on April 15, 2022 (the "Prior Registration Statement") relating to the registration of 10,000,000 common shares, of which there were no common shares sold or issued pursuant to the Prior Registration Statement. Pursuant to Rule 457(p), the $11,242 registration fee associated with this Form F-3ASR filing is being partially offset by the $9,595 in fees that remain available under the Prior Registration Statement. As a result, the offering of unsold securities under the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) will be deemed completed or terminated as of the date of effectiveness of this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A